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                                                                    Exhibit 99.1


           NARA BANCORP AND NARA BANK ANNOUNCE CHANGE IN PRESIDENT &
                        CHIEF EXECUTIVE OFFICER POSITION

LOS ANGELES, CA, DECEMBER 2, 2003: NARA BANCORP, INC. (Nasdaq: NARA) and its subsidiary Nara Bank, N.A. (the "Bank"), today announced that Mr. Seong-Hoon Hong, President and Chief Executive Officer of Nara Bancorp and Nara Bank has resigned from his positions with Nara Bancorp and Nara Bank. His resignation is effective immediately. Mr. Seong-Hoon Hong joined Nara Bank in September 2003 following the merger of Asiana Bank into Nara Bank. Former President and CEO and current Chairman of Nara Bank, Benjamin Hong, has agreed to return from his retirement to act as interim President and CEO of Nara Bancorp and Nara Bank until his successor is appointed. Mr. Chong Moon Lee, current Chairman of Nara Bancorp, will assume the position of interim Chairman of Nara Bank.

Mr. Chong Moon Lee, Chairman of the Board of Nara Bancorp, said, "I regret that Mr. Seong-Hoon Hong is leaving us so early. However, I am pleased that Mr. Benjamin Hong is returning to ensure continuity and maintain the Bank's current growth plans. Mr. Benjamin Hong has offered, and the Board of Directors has accepted, that he will assume the interim position with an annual salary of $1. The Board of Directors appreciates his unselfish dedication to the Bank and its stakeholders." Benjamin Hong will continue to serve as director of Nara Bancorp and Nara Bank.

Dr. Thomas Chung, Chairman Emeritus of Nara Bancorp, said, "I had enjoyed working with Mr. Benjamin Hong for many years. Under his leadership, the Bank has experienced unprecedented growth. I am pleased that he is coming back to ensure continuity in our growth strategy. The Board of Directors has full confidence in his ability to continue the Bank's exceptional performance until his successor is chosen."

About Nara Bancorp

Nara Bancorp, Inc. is the parent company of Nara Bank, N.A., which was founded in 1989. Nara Bank is a full service commercial bank headquartered in Los Angeles with twenty-two branches and offices in the United States and one representative office in Seoul, Korea. Nara Bank operates full service branches in California and New York with loan production offices in California, Washington, Illinois, Georgia, New Jersey and Virginia. Nara Bank specializes in core business banking products for small and medium-sized companies with emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender. For more information on Nara Bank call our Los Angeles office at 213-639-1700 or New York office at 212-279-2790 or visit our website at www.narabank.com. Nara Bancorp, Inc. stock is listed on Nasdaq under the symbol "NARA".

Forward-Looking Statements

This press release may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements, including, but not limited to economic, competitive, governmental and technological factors affecting Nara Bancorp's operations, markets, products, services, and pricing. Nara Bancorp undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors and the information that could materially

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affect Nara Bancorp's financial results, described in other documents the
Company files from time to time with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2003 and Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and particularly the discussion of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.


CONTACT INFORMATION:
Benjamin Hong, Chief Executive Officer
213-639--1700
Timothy T. Chang, Chief Financial Officer
213-637-2596
timchang@narabank.com
J. Han Park, Public Relations
213-427-6322
hpark@narabank.com



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